Exhibit 10.1

SECOND AMENDMENT
TO
LOAN AGREEMENT

This Second Amendment to Loan Agreement is entered into as of September 27, 2012 (the “Second Amendment”), by and between AGILITY CAPITAL II, LLC (“Agility”) and ACCELERIZE NEW MEDIA, INC. (“Borrower”).

RECITALS

Borrower and Agility are parties to that certain Loan Agreement dated as of January 3, 2011, and amended on August 23, 2011 (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.           Section 1.(a) of the Agreement is amended to include the following:

(iv)            Borrower shall make a principal payment of $50,000 within three (3) calendar days of completing the sale of certain intellectual property assets, specifically Uniform Resource Locators and related assets relating to Borrower’s online marketing services business, all as set forth in that certain Asset Purchase Agreement dated as of September 27th, 2012 between the Borrower and Emerging Growth, LLC, a copy of which has been provided to Agility (“Online Marketing Service Division”). Upon receipt by Agility of the payment, the new outstanding principal balance will be $187,500, calculated as $180,000 in loan principal and the $7,500 loan amendment fee described below.

2.           Section 1.(b) of the Agreement is amended in its entirety to read as follows:

(b)           Interest; Payments.  Borrower shall pay interest on the outstanding principal balance of the Advances at a fixed rate per annum equal to Twelve Percent (12.0%).  Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed, shall accrue from the date of the Advance and continue until the Advances have been repaid, and shall be payable in arrears on the first day of each month until the Advances have been repaid.  Borrower shall pay Agility a minimum monthly interest of $1,000.  Beginning October 1, 2012, and on the first day of each month thereafter, Borrower shall pay to Agility, all accrued but unpaid interest and $15,000 on account of principal.  On the Maturity Date, all amounts outstanding under this Agreement shall be due and payable.  All payments made to Agility shall be made via a bank electronic funds transfer (EFT) or automated clearing house (ACH) transfer.

3.           Section 1.(e) of the Agreement is amended to read as follows:

(e)           Maturity Date.  All amounts outstanding hereunder are due and payable on September 1, 2013 (the “Maturity Date”).  Borrower may prepay all or any part of the Advance without penalty or premium, but may not reborrow any amount repaid.

4.           Agility hereby authorizes Borrower to (1) make regularly scheduled interest and principal payments of certain unsecured, subordinated convertible debt, as long as an Event of Default has not occurred and is not continuing, and (2) Borrower will not make any interest or principal payments of certain unsecured, subordinated convertible debt while an Event of Default is continuing.

5.           Agility’s security interest in the Collateral comprised of the assets transferred in the "Online Marketing Service Division" is hereby released.  Borrower is authorized to file a UCC-3 financing statement giving effect to such release.

6.           Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agility under the Agreement, as in effect prior to the date hereof.

7.           Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, no Event of Default has occurred and is continuing.

8.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9.           As a condition to the effectiveness of this Amendment, Agility shall have received, in form and substance satisfactory to Agility, the following:

(a)           this Amendment, duly executed by Borrower;

(b)           a fee of $7,500;

(c)           legal expense of $1,000 associated with this Amendment;

(d)           an officer’s certificate and resolutions;

(e)           a new, replacement Warrant to Purchase Stock in the form attached; and

(f)           such other documents, and completion of such other matters, as Agility may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:	ACCELERIZE NEW MEDIA, INC. By: /s/ Brian Ross Title: Chief Executive Officer

AGILITY:	AGILITY CAPITAL II, LLC
By: /s/ Jeff Carmody Title: Managing Partner